The Investment Company of America
June 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$471,492
Class C	$6,823
Class T*	$-
Class F-1	$15,276
Class F-2	$38,436
Class F-3	$9,193
Total	$541,220
Class 529-A	$18,429
Class 529-C	$1,925
Class 529-E	$552
Class 529-T*	$-
Class 529-F-1	$633
Class R-1	$329
Class R-2	$2,537
Class R-2E	$142
Class R-3	$5,979
Class R-4	$12,063
Class R-5	$2,509
Class R-5E	$23
Class R-6	$78,043
Total	$123,164

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.3000
Class C	$0.1478
Class T	$0.1685
Class F-1	$0.2808
Class F-2	$0.3306
Class F-3	$0.3560
Class 529-A	$0.2836
Class 529-C	$0.1391
Class 529-E	$0.2386
Class 529-T	$0.1653
Class 529-F-1	$0.3259
Class R-1	$0.1441
Class R-2	$0.1447
Class R-2E	$0.2160
Class R-3	$0.2304
Class R-4	$0.2867
Class R-5E	$0.3238
Class R-5	$0.3429
Class R-6	$0.3529
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,555,687
Class C	45,675
Class T*	-
Class F-1	53,903
Class F-2	100,942
Class F-3	52,637
Total	1,808,844
Class 529-A	65,083
Class 529-C	13,735
Class 529-E	2,300
Class 529-T*	-
Class 529-F-1	1,951
Class R-1	2,237
Class R-2	17,242
Class R-2E	752
Class R-3	25,240
Class R-4	42,140
Class R-5	7,405
Class R-5E	69
Class R-6	248,676
Total	426,830

Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$38.90
Class C	$38.53
Class T	$38.90
Class F-1	$38.81
Class F-2	$38.88
Class F-3	$38.89
Class 529-A	$38.81
Class 529-C	$38.68
Class 529-E	$38.70
Class 529-T	$38.90
Class 529-F-1	$38.77
Class R-1	$38.61
Class R-2	$38.66
Class R-2E	$38.80
Class R-3	$38.77
Class R-4	$38.80
Class R-5E	$38.88
Class R-5	$38.89
Class R-6	$38.89
* Amount less than one thousand.